As filed with the Securities and Exchange Commission on September 16, 2005
                                                     Registration No. 333-127039
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              AMAZON BIOTECH, INC.
   --------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

        Utah                                               87-0416131
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   (State or other jurisdiction             (IRS Employer Identification No.)
   of incorporation or organization)

               43 West 33rd Street, Suite 405, New York, NY 10001
 -------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            2005 Stock Incentive Plan
                            (Full title of the plan)

                                Mechael Kanovsky
                         43 West 33rd Street, Suite 405
                               New York, NY 10001
                               -------------------
                     (Name and address of agent for service)

                                 (212) 695-3003

          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------------
                                                                       Proposed        Proposed
                    Title of                                            maximum        maximum
                   securities                          Amount          offering       aggregate        Amount of
                      to be                             to be            price         offering      registration
                   registered                       registered(1)      per share      price((2))        fee(2)
-------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value, to be issued      3,000,000 shares       $0.35        $1,050,000       $132.93*
pursuant to the 2005 Stock Incentive Plan of
Amazon Biotech, Inc.
-------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the last sale of the Registrant's common stock on July 25, 2005, as reported in the over-the-counter market.

*Previously paid.

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed for the purpose of including a re-offer prospectus in the registration statement. This re-offer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3 and may be used for re-offerings and re-sales on a continuous or delayed basis in the future of up to 299,806 "control securities" issued pursuant to consulting agreements with C.J. Lieberman, the Registrant's Consultant for business development.

REOFFER PROSPECTUS
                                 299,806 Shares

                              Amazon Biotech, Inc.

                                  Common Stock

      This prospectus relates to the offer and sale of 299,806 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders

      Our common stock currently trades on the OTC Bulletin Board under the symbol "AMZB.OB." On September 13, 2005, the last reported sale price of the common stock of the OTC was $0.17 per share.

      Investing in our common stock involves risks, and investors should not buy these shares unless they can afford to lose their entire investment. Please see "Risk Factors" beginning on page 2 to read about certain factors you should consider before buying shares of our common stock.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                The date of this prospectus is September 15, 2005

                                TABLE OF CONTENTS

                                            Page
Prospectus Summary..............................1
Risk Factors....................................2
Use of Proceeds................................11
Plan of Distribution...........................11
Selling Security Holders.......................12
Indemnification................................13
Legal Matters..................................13
Experts........................................13
Available Information..........................14
Incorporated Documents by Reference............14

                         Cautionary Statement Concerning
                           Forward-Looking Information

      The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. These are statements that relate to future periods and include statements regarding our future strategic, operational and financial plans, potential acquisitions, anticipated or projected revenues, expenses and operational growth, markets and potential customers for our products and services, plans related to sales strategies and efforts, the anticipated benefits of our relationships with strategic partners, growth of our competition, our ability to compete, the adequacy of our current facilities and our ability to obtain additional space, use of future earnings, and the feature, benefits and performance of our current and future products and services.

      You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," "seek" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 2. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements.

      We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the "bespeaks caution" doctrine. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

      Factors that may affect forward-looking statements. A wide range of factors could materially affect future developments and performance of our business. Significant factors affecting specific business operations are identified in connection with the description of these operations and the financial results of these operations incorporated by reference into this prospectus. General factors affecting our operations include:

      o Changes in business plans,

      o Changes in U.S., global or regional economic conditions,

      o Changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations.

      o Increased competitive pressures,

      o Legal developments that may affect our business,

      o Technological developments that may affect our business, and

      o Changes in government regulations relating to the pharmaceutical industry.

      This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

                         Prospectus Summary Information

Our Company

      We are a development stage company that was established to focus on the research and development of novel all-natural drugs for a better quality of life by using the best of traditional medicines from the Amazon region of South America and from nature. Our goal is to be a world leader and contributor in the treatment of HIV naturally through the use of immune-based therapies. An immune-based therapy is defined as any treatment geared toward reestablishing proper functioning of the immune system or directly helping the immune system to fight a virus, i.e. HIV/AIDS.

      Our executive offices currently consist of shared office space located at 43 West 33rd Street, Suite 405, New York, NY 10001 and telephone number (212) 947-3362, and shared offices at Ofer Building, 5 Nahum Hefzadi Street, Jerusalem, Israel 95484. We maintain a website at www.amazonbiotech.com.

The Offering

      This offering relates to the offering and sale of 299,806 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

      The shares which the selling stockholders are offering are already issued and outstanding and the resale of these shares by the selling stockholder will not affect the total number of outstanding shares..

Common stock outstanding before and after the offering:
      29,980,634

OTC Bulletin Board symbol for common stock    "AMZB.OB"

                                  Risk Factors

      An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this annual report before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks.

We are a development stage company, and we have no significant operating history.

      We are a development stage company that has not had operations for many years. Our plans and businesses are "proposed" and "intended" but we may not be able to successfully implement them. Our primary business purpose is to develop and market pharmaceuticals. As of the date of this prospectus, we have two drug candidates, AMZ 0026, and AMZ HG001; however, the FDA has not approved either drug for sale in the United States. In addition, we have not earned revenues and have incurred losses since our incorporation. We currently lack sufficient capital to generate revenue or operate our business in a profitable manner. As a development stage company, our prospects are subject to all of the risks, expenses, and uncertainties frequently encountered by companies in the drug development and pharmaceutical business. In addition, we are subject to all of the risks, uncertainties, expenses, delays, problems, and difficulties typically encountered in the establishment of a new business. We expect that unanticipated expenses, problems, and technical difficulties will occur and that they will result in material delays in the development of our products. We may not obtain sufficient capital or achieve a significant level of operations and, even if we do, we may not be able to conduct such operations on a profitable basis.

There is a limited trading market for our common stock.

      Our common stock is traded on the OTC Bulletin board under the symbol "AMZB.OB." There has been virtually no trading activity in our stock recently, and when it has traded, the price has fluctuated widely. We consider our common stock to be "thinly traded" and any last reported sale prices may not be a true market-based valuation of the common stock. A consistently active trading market for our stock may not develop at any time in the future. Stockholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our stock. It is possible that even a limited public market for our common stock will not be sustained after the date of this annual report or at a time at which you may desire to sell your shares.

      Announcements by us or our competitors of innovations or new technologies in the pharmaceutical industry relating to the treatment of HIV and/or AIDS, developments concerning proprietary rights and period-to-period fluctuations in revenues and financial results will have a significant impact on our business and the market price of the common stock. In addition, stock markets in general, and the market for shares of pharmaceutical stocks in particular, have experienced extreme price and volume fluctuations in recent years that have frequently been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our common stock is considered to be a "penny stock" and, as such, the market for our common stock may be further limited by certain SEC rules applicable to penny stocks.

      As long as the price of our common stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our shares of common stock are likely to be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations make it more difficult for brokers to sell our shares of our common stock and limit the liquidity of our securities.

We do not expect to pay dividends for the foreseeable future.

      For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

Any projections used in this prospectus may not be accurate.

      Any and all projections and estimates contained in this prospectus or otherwise prepared by us are based on information and assumptions which management believes to be accurate; however, they are mere projections and no assurance can be given that actual performance will match or approximate the projections.

If we do not obtain government regulatory approval for our products, we cannot sell our products and we will not generate revenues.

      Our principal development efforts are currently centered around the research and development of novel all-natural immune modulator drugs for a better quality of life, by using the best of traditional medicines which we believe show promise for the treatment of a variety of infectious diseases and immune system and metabolic disorders. However, all drug candidates require FDA and foreign government approvals before they can be commercialized. These regulations change from time to time and new regulations may be adopted. None of our drug candidates has been approved for commercial sale. We may incur significant additional operating losses over the next several years as we fund development, clinical testing and other expenses while seeking regulatory approval. While limited clinical trials of our drug candidates have been conducted to date, significant additional trials are required, and we may not be able to demonstrate that these drug candidates are safe or effective. If we are unable to demonstrate the safety and effectiveness of a particular drug candidate to the satisfaction of regulatory authorities, the drug candidate will not obtain required government approval. If we do not receive FDA or foreign approvals for our products, we will not be able to sell our products and will not generate revenues. If we receive regulatory approval of a product, such approval may impose limitations on the indicated uses for which we may market the product, which may limit our ability to generate significant revenues.

If we do not successfully commercialize our products, we may never achieve profitability.

      We have experienced significant operating losses to date because of the substantial expenses we have incurred to acquire and fund development of our drug candidates. We have never had operating revenues and have never commercially introduced a product. Many of our research and development programs are at an early stage. Potential drug candidates are subject to inherent risks of failure. These risks include the possibilities that no drug candidate will be found safe or effective, meet applicable regulatory standards, or receive the necessary regulatory clearances. Even safe and effective drug candidates may never be developed into commercially successful drugs. If we are unable to develop safe, commercially viable drugs, we may never achieve profitability. If we become profitable, we may not remain profitable.

As a result of our intensely competitive industry, we may not gain enough market share to be profitable.

      The biotechnology and pharmaceutical industries are intensely competitive. We have numerous competitors in the United States and elsewhere. Because we are pursuing potentially large markets, our competitors include major, multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Several of these entities have already successfully marketed and commercialized products that will compete with our products, assuming that our products gain regulatory approval. Companies such as GlaxoSmithKline, Merck & Company, Roche Pharmaceuticals, Pfizer Inc., and Abbott Laboratories have significant market share for the treatment of a number of infectious diseases such as HIV. In addition, biotechnology companies such as Gilead Sciences Inc., Chiron Corporation, and Vertex Pharmaceuticals Inc., as well as many others, have research and development programs in these fields.

      Many of these competitors have greater financial and other resources, larger research and development staffs, and more effective marketing and manufacturing organizations than we do. In addition, academic and government institutions have become increasingly aware of the commercial value of their research findings. These institutions are now more likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to develop and market commercial products.

      Our competitors may succeed in developing or licensing technologies and drugs that are more effective or less costly than any we are developing. Our competitors may succeed in obtaining FDA or other regulatory approvals for drug candidates before we do. If competing drug candidates prove to be more effective or less costly than our drug candidates, our drug candidates, even if approved for sale, may not be able to compete successfully with our competitors' existing products or new products under development. If we are unable to compete successfully, we may never be able to sell enough products at a price sufficient to permit us to generate profits.

We may not have sufficient funds to operate our business and may not be able to obtain additional financing.

      We currently have insufficient funds to operate our business according to our proposed business plan. In addition, if unanticipated expenses, problems, and difficulties occur which result in material delays in the development of our products, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through stock or debt financings. Those additional financings could result in dilution to our stockholders.

We will need to raise additional money before we achieve profitability; if we fail to raise additional money, it could be difficult to continue our business.

      Based on our current plans, we believe that we do not have sufficient financial resources to meet our operating expenses and capital requirements. Accordingly, we will need to obtain additional funds. In addition, changes in our research and development plans or other events affecting our operating expenses may result in unanticipated expenditures. We may also require substantial additional funds in order to finance our drug discovery and development programs, fund operating expenses, pursue regulatory clearances, develop manufacturing, marketing and sales capabilities, and prosecute and defend our intellectual property rights. We may seek additional funding through public or private financing or through collaborative arrangements with strategic partners.

      You should be aware that in the future:

      o we may not obtain additional financial resources when necessary or on terms favorable to us, if at all; and

      o     any available additional financing may not be adequate.

      If we cannot raise additional funds when needed, or on acceptable terms, we will not be able to continue to develop our drug candidates.

Failure to protect our proprietary technology could impair our competitive position.

      We have obtained or are in the process of obtaining U.S. and foreign patents and patent applications for our products. Our success will depend in part on our ability to obtain additional United States and foreign patent protection for our drug candidates and processes, preserve our trade secrets and operate without infringing the proprietary rights of third parties. We place considerable importance on obtaining patent protection for significant new technologies, products and processes. Legal standards relating to the validity of patents covering pharmaceutical and biotechnology inventions and the scope of claims made under such patents are still developing. In some of the countries in which we intend to market our products, pharmaceuticals are either not patentable or have only recently become patentable. Past enforcement of intellectual property rights in many of these countries has been limited or non-existent. Future enforcement of patents and proprietary rights in many other countries may be problematic or unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions. Our domestic patent position is also highly uncertain and involves complex legal and factual questions. The applicant or inventors of subject matter covered by patent applications or patents owned by us may not have been the first to invent or the first to file patent applications for such inventions. Due to uncertainties regarding patent law and the circumstances surrounding our patent applications, the pending or future patent applications we own may not result in the issuance of any patents. Existing or future patents owned by to us may be challenged, infringed upon, invalidated, found to be unenforceable or circumvented by others. Further, any rights we may have under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes.

Litigation or other disputes regarding patents and other proprietary rights may be expensive, cause delays in bringing products to market and harm our ability to operate.

      The manufacture, use or sale of our drug candidates may infringe on the patent rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, or fail to successfully defend an infringement action or have the patents we are alleged to infringe declared invalid, we may:

      o     incur substantial money damages;

      o encounter significant delays in bringing our drug candidates to market;

      o be precluded from participating in the manufacture, use or sale of our drug candidates or methods of treatment without first obtaining licenses to do so; and/or

      o not be able to obtain any required license on favorable terms, if at all.

      In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that we have claimed in a United States patent application or patent, we may decide or be required to participate in interference proceedings in the United States Patent and Trademark Office in order to determine the priority of invention. Loss of such an interference proceeding would deprive us of patent protection sought or previously obtained and could prevent us from commercializing our products. Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable. These additional costs could adversely affect our financial results.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

      In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Existing pricing regulations and reimbursement limitations may reduce our potential profits from the sale of our products.

      The requirements governing product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after product-licensing approval is granted. As a result, we may obtain regulatory approval for a drug candidate in a particular country, but then be subject to price regulations that reduce our profits from the sale of the product. In some foreign markets pricing of prescription pharmaceuticals is subject to continuing government control even after initial marketing approval. In addition, certain governments may grant third parties a license to manufacture our product without our permission. Such compulsory licenses typically would be on terms that are less favorable to us and would have the effect of reducing our revenues.

      Varying price regulation between countries can lead to inconsistent prices and some re-selling by third parties of products from markets where products are sold at lower prices to markets where those products are sold at higher prices. This practice of exploiting price differences between countries could undermine our sales in markets with higher prices and reduce the sales of our future products, if any. The decline in the size of the markets in which we may in the future sell commercial products could cause the perceived market value of our business and the price of our common stock to decline.

      Our ability to commercialize our products successfully also will depend in part on the extent to which reimbursement for the cost of our products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the prices charged for medical products and services. If we succeed in bringing any of our potential products to the market, such products may not be considered cost effective and reimbursement may not be available or sufficient to allow us to sell such products on a profitable or competitive basis.

In some countries, we may be required to grant compulsory licenses for our HIV products or face generic competition for our HIV products.

      In a number of developing countries, government officials, and other groups have suggested that pharmaceutical companies should make drugs for HIV infection available at a low cost. In some cases, governmental authorities have indicated that where pharmaceutical companies do not make their HIV drugs available at a low cost, their patents might not be enforceable to prevent generic competition. Some major pharmaceutical companies have greatly reduced prices for HIV drugs in certain developing countries. If certain countries do not permit enforcement of our patents, sales of our products in those countries could be reduced by generic competition. Alternatively, governments in those countries could require that we grant compulsory licenses to allow competitors to manufacture and sell their own versions of our products in those countries, thereby reducing our sales, or we could respond to governmental concerns by reducing prices for our products. In addition to reducing our sales, compulsory licenses may increase the risk of counterfeiting as we would no longer have control over manufacturing and distribution in those markets. In addition, countries such as Canada are considering amending their patent laws to permit the export of otherwise patented products to countries in the developing world. In all of these situations, our results of operations could be adversely affected.

Our existing products are subject to reimbursement from government agencies and other third parties. Pharmaceutical pricing and reimbursement pressures may reduce profitability.

      Successful commercialization of our products depends, in part, on the availability of governmental and third party payor reimbursement for the cost of such products and related treatments. Government health administration authorities, private health insurers and other organizations generally provide reimbursement. Government authorities and third-party payors increasingly are challenging the price of medical products and services, particularly for innovative new products and therapies. This has resulted in lower average sales prices. Our business may be adversely affected by an increase in U.S. or international pricing pressures. These pressures can arise from rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general. In the U.S. in recent years, new legislation has been proposed at the federal and state levels that would effect major changes in the health care system, either nationally or at the state level. These proposals have included prescription drug benefit proposals for Medicare beneficiaries recently passed by Congress. Additionally, some states have enacted health care reform legislation. Further federal and state developments are possible. Our results of operations could be adversely affected by future health care reforms. In Europe, the success of our products will also depend largely on obtaining and maintaining government reimbursement because in many European countries, including the United Kingdom and France, patients are reluctant to pay for prescription drugs out of their own pocket. We also expect that the success of our products in development, particularly in Europe, will depend on the ability to obtain reimbursement. Even if reimbursement is available, reimbursement policies may adversely affect our ability to sell our products on a profitable basis.

      In addition, in many international markets, governments control the prices of prescription pharmaceuticals. In these markets, once regulatory marketing approval is received, pricing negotiations with governmental authorities can take twelve months or longer. Some foreign governments have passed, or are considering, legislation to require us to sell our products subject to reimbursement at a mandatory discount. Sales of competing products, attempts to gain market share or introductory pricing programs of our competitors could also require us to lower our prices in these countries, which could adversely affect our results of operations.

Delays in the conduct or completion of our preclinical or clinical studies or the analysis of the data from our preclinical or clinical studies may result in delays in our planned filings for regulatory approvals or adversely affect our ability to enter into collaborative arrangements.

      The current status of our drug candidates is set forth below. We have either completed or are in the midst of:

      o     Investigational New Drug status of AMZ 0026; and

      o     AMZ 0026 Approved for Phase I/II studies by the FDA.

      o A double blind study for our natural hair growth product, AMZ HG001, is planned for 2005/2006.

      We may encounter problems with some or all of our completed or ongoing studies that may cause us or regulatory authorities to delay or suspend our ongoing studies or delay the analysis of data from our completed or ongoing studies. We rely, in part, on third parties to assist us in managing and monitoring our preclinical and clinical studies. Our reliance on these third parties may result in delays in completing or failure to complete studies if third parties fail to perform their obligations to us. If the results of our ongoing and planned studies for our drug candidates are not available when we expect or if we encounter any delay in the analysis of the results of our studies for our drug candidates:

      o We may not have the financial resources to continue research and development of any of our drug candidates; and

      o We may not be able to enter into collaborative arrangements relating to any drug candidate subject to delay in regulatory filing.

      Any of the following reasons, among others, could delay or suspend the completion of our ongoing and future studies:

      o     Delays in enrolling volunteers;

      o Interruptions in the manufacturing of our drug candidates or other delays in the delivery of materials required for the conduct of our studies;

      o     Lower than anticipated retention rate of volunteers in a trial;

      o     Unfavorable efficacy results;

      o Serious side effects experienced by study participants relating to the drug candidate;

      o New communications from regulatory agencies about how to best conduct these studies; or

      o     Failure to raise additional funds.

Results of clinical trials are uncertain and may not support continued development of a product pipeline, which would adversely affect our prospects for future revenue growth.

      We are required to demonstrate the safety and effectiveness of products we develop in each intended use through extensive preclinical studies and clinical trials. The results from preclinical and early clinical studies do not always accurately predict results in later, large-scale clinical trials. Even successfully completed large-scale clinical trials may not result in marketable products. A number of companies in our industry have suffered setbacks in advanced clinical trials despite promising results in earlier trials. If any of our products under development fail to achieve their primary endpoint in clinical trials or if safety issues arise, commercialization of that drug candidate could be delayed or halted.

If the manufacturers of our products do not comply with current Good Manufacturing Practices regulations, or cannot produce the amount of products we need to continue our development, we will fall behind on our business objectives.

      Manufacturers producing our drug candidates must follow current Good Manufacturing Practices regulations enforced by the FDA and foreign equivalents. If a manufacturer of our drug candidates does not conform to the Good Manufacturing Practices regulations and cannot be brought up to such a standard, we will be required to find alternative manufacturers that do conform. This may be a long and difficult process, and may delay our ability to receive FDA or foreign regulatory approval of our products.

      We also rely on our manufacturers to supply us with a sufficient quantity of our drug candidates to conduct clinical trials. If we have difficulty in the future obtaining our required quantity and quality of supply, we could experience significant delays in our development programs and regulatory process.

Our ability to achieve any significant revenue may depend on our ability to establish effective sales and marketing capabilities.

      Our efforts to date have focused on the development and evaluation of our drug candidates. As we continue clinical studies and prepare for commercialization of our drug candidates, we may need to build a sales and marketing infrastructure. As a company, we have no experience in the sales and marketing of pharmaceutical products. If we fail to establish a sufficient marketing and sales force or to make alternative arrangements to have our products marketed and sold by others on attractive terms, it will impair our ability to commercialize our drug candidates and to enter new or existing markets. Our inability to effectively enter these markets would materially and adversely affect our ability to generate significant revenues.

We may need to develop manufacturing capacity for our existing and future products, which will increase our expenses.

      We have evaluated in the past, and continue to evaluate, the feasibility of acquiring manufacturing capabilities to support the production of our products. These facilities may be required to meet the production capacities required to support clinical trials and to produce such products for commercial sale at an acceptable cost. We have not manufactured these products in the past. Developing these technological capabilities and building or purchasing a facility will increase our expenses with no guarantee that we will be able to recover our investment in our manufacturing capabilities.

We depend on relationships with other companies for sales and marketing performance and revenues. Failure to maintain these relationships would negatively impact our business.

      We believe that we will be required to develop significant collaborative relationships with major pharmaceutical companies for the sale and marketing of our products. Reliance on collaborative relationships poses a number of risks, including the following:

      o We will not be able to control whether our corporate partners will devote sufficient resources to our programs or products;

      o Disputes may arise in the future with respect to the ownership of rights to technology developed with corporate partners;

      o Disagreements with corporate partners could lead to delays in or termination of the research, development or commercialization of product candidates, or result in litigation or arbitration;

      o Contracts with our corporate partners may fail to provide significant protection or may fail to be effectively enforced if one of these partners fails to perform;

      o Corporate partners have considerable discretion in electing whether to pursue the development of any additional products and may pursue alternative technologies or products either on their own or in collaboration with our competitors;

      o Corporate partners with marketing rights may choose to devote fewer resources to the marketing of our products than they do to products of their own development; and

      o     Our distributors and corporate partners may be unable to pay us.

      Given these risks, there is a great deal of uncertainty regarding the success of any current and/or future collaborative efforts. If these efforts fail, our product development or commercialization of new products could be delayed.

We depend heavily on key personnel, and loss of the services of one or more of our key executives or a significant portion of any prospective local management personnel could weaken our management team adversely affecting our operations.

      Our success largely depends on the skills, experience and efforts of our senior management, particularly our President, Mechael Kanovsky, Ph.D., our Chief Financial Officer, Simcha Edell, our Scientific Director, Arthur Englard, M.D., and our Chief Technology Officer, Chaim Justman. Our operations will also be dependent on the efforts, ability and experience of key members of our prospective local management staff. The loss of services of one or more members of our senior management or of a significant portion of any of our local management staff could weaken significantly our management expertise and our ability to deliver health care services efficiently. We do not maintain key man life insurance policies on any of our officers, although we intend to obtain such insurance policies in the future.

We may face product liability claims related to the use or misuse of our products, which may cause us to incur significant losses.

      We are currently exposed to the risk of product liability claims due to administration of our drug candidates in clinical trials, since the use or misuse of our drug candidates during a clinical trial could potentially result in injury or death. If we are able to commercialize our products, we will also be subject to the risk of losses in the future due to product liability claims in the event that the use or misuse of our commercial products results in injury or death. We currently do not maintain liability insurance. In the event we choose to purchase liability insurance, we cannot predict the magnitude or the number of claims that may be brought against us in the future, accordingly, we do not know what coverage limits would be adequate. In addition, insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, or at all. Any claims against us, regardless of their merit, could substantially increase our costs and cause us to incur significant losses.

Trading in our securities could be subject to extreme price fluctuations that could adversely affect your investment.

      The market prices for securities of life sciences companies, particularly those that are not profitable, have been highly volatile, especially recently. Publicized events and announcements may have a significant impact on the market price of our common stock. For example, any of the following may have the effect of temporarily or permanently driving down the price of our common stock:

      o     Biological or medical discoveries by competitors;

      o     Public concern about the safety of our drug candidates;

      o     Delays in the conduct or analysis of our clinical trials;

      o     Unfavorable results from clinical trials;

      o Unfavorable developments concerning patents or other proprietary rights; or

      o     Unfavorable domestic or foreign regulatory developments;

      In addition, the stock market from time to time experiences extreme price and volume fluctuations which particularly affect the market prices for emerging and life sciences companies, such as ours, and which are often unrelated to the operating performance of the affected companies.

      These broad market fluctuations may adversely affect the ability of a stockholder to dispose of the common stock purchased in this offering at a price equal to or above the price at which the common stock was purchased. In addition, in the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against that company. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which could materially adversely affect our business, financial condition and results of operations.

Because stock ownership is concentrated, you and other investors will have minimal influence on stockholders' decisions.

      Assuming that issued and outstanding warrants and options for our common stock have not been exercised, our executive officers and/or their affiliated companies directly or beneficially own approximately 58% of our outstanding common stock as of September 1, 2005. As a result our executive officers may be able to significantly influence the management of the company and all matters requiring stockholder approval, including the election of directors. Such concentration of ownership may also have the effect of delaying or preventing a change in control of our company.

Our directors and executive officers control the company.

      Our directors, executive officers and/or their affiliated companies directly or beneficially own approximately 17,465,000 shares or approximately 58% of our outstanding common stock. Accordingly, these persons, as a group, may be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the company.

Substantial sales of our stock may impact the market price of our common stock.

      Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

The marketability and profitability of our products is subject to unknown economic conditions.

      The marketability and profitability of our products may be adversely affected by local, regional, national and international economic conditions beyond our control and/or the control of our management. Favorable changes may not necessarily enhance the marketability or profitability of the products. Even under the most favorable marketing conditions, there is no guarantee that our products can be sold or, if sold, that such sale will be made upon favorable prices and terms.

Issuing preferred stock with rights senior to those of our common stock could adversely affect holders of common stock.

      Our charter documents give our board of directors the authority to issue series of preferred stock without a vote or action by our stockholders. The board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference - a pre-set distribution in the event of a liquidation - that would reduce the amount available for distribution to holders of common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common stockholders could be prevented from participating in transactions that would offer an optimal price for their shares.

                                 Use of Proceeds

                  We are registering 299,806 shares for sale by the selling stockholders. We will not receive any proceeds from the sale of the selling stockholders' shares.

                              Plan of Distribution

      This prospectus covers the resale by selling stockholders of shares of our common stock that they have already purchased from us. The selling stockholders may sell the shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

      o     transactions in the over-the-counter market;

      o     transactions on a stock exchange that lists our common stock; or

      o transactions negotiated between selling stockholders and purchasers, or otherwise.

      Broker-dealers may charge commissions to the selling stockholders and the company selling common stock and to purchasers buying shares sold by a selling stockholder or the company. Neither the selling stockholders nor the company can presently estimate the amount of such compensation. We know of no existing arrangements between the company and selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

      To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

      We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus.

                            Selling Security Holders

      This prospectus relates to the offer and sale of 299,806 shares of our common stock by the selling stockholders identified below. Except as indicated below, none of the selling stockholders are or have been affiliates of ours.

      The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares sold by the selling stockholders.

The following table sets forth (i) the names of the selling stockholders, (ii) the number of shares of common stock owned beneficially by each of them as of September 1, 2005, (iii) the number of shares which may be offered pursuant to this prospectus and (iv) the number of shares and percentage of class to be owned by each selling stockholder after this offering. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution." Pursuant to various agreements with the selling stockholders, we have filed a registration statement, of which this prospectus forms a part, in order to permit those stockholders to resell to the public their shares of common stock as specifically set forth below. The following information is based upon information provided by the selling stockholders. Except as otherwise set forth in the footnotes to the table, none of the selling stockholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. Because the selling stockholders may offer all, some or none of their common stock, no definitive estimate as to the number of shares that will be held by the selling stockholders after this offering can be provided.

      Except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

      The "Common Shares Beneficially Owned after Offering" column assumes the sale of all shares offered by the selling stockholders set forth below. The "Percentage of Common Shares Beneficially Owned after Offering" column is based on 29,980,634 shares of common stock outstanding as of September 1, 2005.

                                                Shares Beneficially Owned Prior to
                                                           Offering (1)
                                              ---------------------------------------
                                                 Number of          Number of Shares             Shares         Percentage of Class
Name                                           Shares Owned              Offered              Beneficially          Owned After
                                                                                              Owned After           Offering (2)
                                                                                              Offering (2)
-----------------------------------------     ----------------    ----------------------     ---------------    --------------------
C.J. Lieberman (3)                                  3,455,000                   299,806           3,155,194                10.52%
                                                    ---------                   -------


* Less than one percent (1%).

(1)   Includes shares underlying presently exercisable warrants.

(2)   Assumes all of the offered shares are sold.

(3) Mr. Lieberman is a consultant for business development and as a result of his ownership may be deemed to be an affiliate.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Interwest
Transfer.

                                 Indemnification

      As permitted by Section 16-10a-841 of the Utah Revised Business Corporation Act, our Bylaws include a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors with certain exceptions. In addition, as permitted by Section 16-10a-841 of the Utah Revised Business Corporation Act, our Bylaws provide that we may, in our discretion, (i) indemnify our directors, officers, employees and agents and persons serving in such capacities in other business enterprises at our request, to the fullest extent permitted by Utah law, and (ii) advance expenses, as incurred, to our directors and officers in connections with defending a proceeding.

      The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.

                                  Legal Matters

      Spectrum Law Group, LLP and certain affiliates of Spectrum Law Group, LLP may be issued shares of our common stock being offered by the prospectus.

                                     Experts

      Our financial statements for the year ended July 31, 2004 appearing in this prospectus and this registration statement have been audited by Meyler & Company, LLC, independent auditors, as set forth in their report thereon, which contains an explanatory paragraph with respect to the uncertainty surrounding our ability to continue as a going concern, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing

      Changes In Disagreements With Accountants on Accounting and Financial
                                   Disclosure

      On May 27, 2004, we dismissed Mantyla McReynolds, LLC as our independent accountants, and we engaged Meyler & Company, LLC as our independent accountants.

      The reports of Mantyla McReynolds, LLC on our financial statements for the fiscal years ended July 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant's reports of Mantyla McReynolds, LLC on our financial statements for the fiscal years ended July 31, 2002 and 2003 stated that we had reported no revenues from operations and no assets, and that these factors raised substantial doubt about our ability to continue as a going concern.

      The decision to change accountants from Mantyla McReynolds, LLC to Meyler & Company, LLC was approved by our board of directors and ratified by a majority of our stockholders.

      During our fiscal years ended July 31, 2002 and 2003 and the subsequent interim period through May 27, 2004, the date of the dismissal of Mantyla McReynolds, LLC, we did not have any disagreement with Mantyla McReynolds, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      During that time, there were no "reportable events" as set forth in Item 304(a)(1)(i-v) of Regulation S-B adopted by the Securities and Exchange Commission, except that the accountant's reports of Mantyla McReynolds, LLC on our financial statements for the fiscal years ended July 31, 2002 and 2003 stated that we had reported no revenues from operations and no assets, and that these factors raised substantial doubt about our ability to continue as a going concern.

      We engaged Meyler & Company, LLC on May 27, 2004. We had not consulted Meyler & Company, LLC regarding any of the matters specified in Item 304(a)(2) of Regulation S-B.

      We have provided Mantyla McReynolds, LLC with a copy of this disclosure prior to its filing with the Commission. As of the date hereof, Mantyla McReynolds, LLC has not provided any response to this disclosure.

                              Available Information

      We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings are also available on the Securities and Exchange Commission's website on the Internet at http://www.sec.gov.

      We have filed with the SEC a registration statement on Form S-8 under the Securities Ac with respect to the shares. This reoffer prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to Amazon Biotech and the shares, you should consult the registration statement and its exhibits. Statements contained in this reoffer prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the document filed with the Securities and Exchange Commission. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the entities listed above.

                     Incorporation of Documents by Reference

      Statements contained in this prospectus or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) the Securities Exchange Act of 1934:

      1.    Our Annual Report on Form 10-KSB for the fiscal year ended July 31,
            2004.

      2. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since September 30, 2004.

      3. The description of our common stock, $0.001 par value, contained in our Proxy Statement on Schedule 14A dated December 2, 2003, including any amendments or reports filed for the purpose of updating such description.

      4. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address: Mechael Kanovsky, 43 West 33rd Street, New York, NY 10001, (212) 695-3003.

      The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) the Securities Exchange Act of 1934:

      1.    Our Annual Report on Form 10-KSB for the fiscal year ended July 31,
            2004.

      2. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since September 30, 2004.

      3. The description of our common stock, $0.001 par value, contained in our Proxy Statement on Schedule 14A dated December 2, 2003, including any amendments or reports filed for the purpose of updating such description.

      4. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address: Mechael Kanovsky, 43 West 33rd Street, New York, NY 10001, (212) 695-3003.

Item 4. Description of Securities.

      Inapplicable.

Item 5. Interests of Named Experts and Counsel.

      Spectrum Law Group, LLP and certain affiliates of Spectrum Law Group, LLP may be issued shares of our common stock pursuant to this offering.

Item 6. Indemnification of Directors and Officers.

Utah Statutes

      Section 16-10a-841 of the Utah Revised Business Corporation Act provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

      "(1) Without limiting the generality of Subsection 16-10a-840(4), if so provided in the articles of incorporation or in the bylaws or a resolution to the extent permitted in Subsection (3), a corporation may eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:

            (a) the amount of a financial benefit received by a director to which he is not entitled;

            (b) an intentional infliction of harm on the corporation or the shareholders;

            (c)   a violation of Section 16-10a-842; or

            (d)   an intentional violation of criminal law.

      (2) No provision authorized under this section may eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective.

      (3) Any provision authorized under this section to be included in the articles of incorporation may also be adopted in the bylaws or by resolution, but only if the provision is approved by the same percentage of shareholders of each voting group as would be required to approve an amendment to the articles of incorporation including the provision.

      (4) Any foreign corporation authorized to transact business in this state, including any federally chartered depository institution authorized under federal law to transact business in this state, may adopt any provision authorized under this section.

      (5) With respect to a corporation that is a depository institution regulated by the Department of Financial Institutions or by an agency of the federal government, any provision authorized under this section may include the elimination or limitation of the personal liability of a director or officer to the corporation's members or depositors."

      Section 16-10a-902 of the Utah Revised Business Corporation Act provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

      "(1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

            (a)   his conduct was in good faith; and

            (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

            (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

      (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

      (4) A corporation may not indemnify a director under this section:

            (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

            (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

      (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding."

Charter Provisions

      Our Articles of Incorporation contain no provisions regarding indemnification of officers and directors.

Bylaws

      Our Bylaws provide for the indemnification of our directors, officers, employees, or agents under certain circumstances as follows:

      ARTICLE VIII - INDEMNIFICATION

      Section 8.1 Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his having heretofore or hereafter been a director or officer of the corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; and shall have power to defend such person from all suits as provided for under the provisions of the Utah Business Corporation Act; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights occurring to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

      Section 8.2 Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, note of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 8.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or of subsection
(o) of Section 16-10-4 of the Utah Business Corporation Act.

      Section 8.4 Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Indemnity Agreements

      Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we may agreed to provide such indemnification to our directors pursuant to written indemnity agreements.

Item 7. Exemption from Registration Claimed.

      Inapplicable.

Item 8. Exhibits.

Exhibit Number      Description
--------------      -----------

4.1                 2005 Stock Incentive Plan*
5.1                 Opinion of Spectrum Law Group, LLP re: legality of shares*
23.1 Consent of Spectrum Law Group, LLP (filed as Exhibit 5.1 herein)*
23.2                Consent of Meyler & Company, LLC


----------
*previously filed

Item 9. Undertakings.

            A. The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

            B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 15, 2005.

                                       AMAZON BIOTECH, INC.

                                       /s/ Mechael Kanovsky
                                       -------------------------------
                                            Mechael Kanovsky
                                            President

      In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement was signed by the following persons in the capacities and on the dates stated.


Signatures                       Title                                Date
--------------------------------------------------------------------------------

/s/ Mechael Kanovsky      President, Director                 September 15, 2005
---------------------
Mechael Kanovsky

/s/ Simcha Edell          Chief Financial Officer, Director   September 15, 2005
---------------------
Simcha Edell